EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
Board of Directors
SPS Commerce, Inc.:
We consent to the use of our report dated February 12, 2010, except for Note J, as to which the date is April 13, 2010, accompanying the financial statements and schedule of SPS Commerce, Inc. contained in Amendment No. 7 to the Registration Statement (Form S-1 No. 333-163476) and Prospectus. We consent to the incorporation by reference in this Registration Statement on Form S-8 of the aforementioned report in Amendment No. 7 to the Registration Statement and Prospectus.
/s/ Grant Thornton LLP
Minneapolis, Minnesota
February 4, 2011